Calculation of Filing Fee Tables
S-8
PIPER SANDLER COMPANIES
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share ("Common Stock")	Other	50,000	$ 256.02	$ 12,801,000.00	0.0001476	$ 1,889.43
Total Offering Amounts:						$ 12,801,000.00		$ 1,889.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,889.43
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover additional shares of Common Stock which may become issuable under the Piper Sandler Companies 2024 Employment Inducement Award Plan by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of outstanding shares of the Registrant's Common Stock. (2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices of Common Stock as reported on the New York Stock Exchange on August 13, 2024.